EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
The South Financial Group, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 33-79668, 333-31948, 333-53170, 333-99159, 333-102877, 333-103763,
333-104947, 333-109578, 333-111805, 333-177409, and 333-117508) on Form S-8 and
the registration statements (Nos. 333-112404 and 333-120366) on Form S-3 of The South Financial Group, Inc. of our reports dated March 9, 2005, with respect to the consolidated balance sheets of The South Financial Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of The South Financial Group, Inc.

/s/ KPMG LLP


Greenville, South Carolina
March 14, 2005